Exhibit 99.1

For Immediate Release
SBS AND MEGATV ANNOUNCE THE ACQUISITION OF
KTBU-TV CHANNEL 55 IN HOUSTON, TEXAS
Miami, FL. August 2nd, 2011. — Spanish Broadcasting System, Inc. (“SBS” or the “Company”; NASDAQ: SBSA), the largest publicly traded Hispanic-controlled media and entertainment company in the United States, owner of MegaTV, announced today the acquisition of KTBU-TV (Digital 42 / Virtual Channel 55) and other television assets serving the Houston, Texas market from U.S. Farm & Ranch Supply Company, Inc. for an aggregate purchase price of approximately $16 million. Spanish Broadcasting System will begin operating the station on August 2nd, 2011. This station will be the third owned and/or operated MegaTV facility in the U.S., in addition to WSBS-TV in Miami and WMEI-TV in Puerto Rico.
KTBU-TV is a full power television station reaching approximately 1.8 million households in the Houston DMA through its over-the-air, cable and satellite distribution platforms. Houston is the 4th largest Hispanic market in the nation.
Since SBS launched MegaTV five years ago, the network has expanded its distribution to 5.6 million households via over-the-air affiliates in seven (7) cities throughout the U.S. and Puerto Rico, as well as cable (AT&T U-verse Channel 3008) and satellite (DIRECTV Channel 405) distribution. SBS leverages its diversified media resources to provide marketing and advertising sales support to MegaTV and develops original content for the network from production facilities located in Miami and Puerto Rico. The network also has correspondent bureaus in New York and Los Angeles.
“This Houston acquisition marks another important watershed for MegaTV as we increase viewership in the western region of the country, reflecting our desire to replicate an augment our radio footprint with TV penetration in the largest U.S. Hispanic markets,” stated SBS Chief Executive Officer, Raúl Alarcón.
“Our strategic vision of integrating our Radio, TV, Entertainment and Online properties is in full swing as we continue to seek out unique growth opportunities with a clear eye on capturing the U.S. Hispanic consumer,” he added.

“The Houston DMA is our gateway to our Central/West Coast growth strategy, where MegaTV will now debut its original programming for a differentiated Latino audience. We have a unique style and a unique approach to Spanish-Language content, featuring renowned talent and innovative formats that will allow MegaTV to continue its successful ratings track record on a national level,” stated Albert Rodriguez, Chief Revenue Officer of SBS.
KTBU-TV Mega TV Channel 55, will feature MegaTV’s early fringe and prime time original programming block including the hit shows “Paparazzi Magazine,” “Esta Noche Tu Night” with Alexis Valdes” and “Bayly,” among others, and first-run novelas “Chepe Fortuna” and “Mujeres de Lujo.” Also, for the first time, the Houston market will have access to the popular daily Radio/TV simulcast of “El Vacilon del Mandril,” live from SBS sister-station KLAX-FM in Los Angeles.
“We are proud to introduce high-quality, award winning original programming to the growing Hispanic population in the Houston market,” said Jose R. Perez, Vice President of Programming of MegaTV.” The launch of KTBU-TV expands our broadcast footprint and strengthens our presence in the nation’s Space City. KTBU-TV will fill the void in the market for alternative entertainment for local Hispanics and offer advertisers a new, powerful option for reaching this vibrant Latino community.”
“With the completion of this strategic Houston transaction, SBS and MegaTV have taken a significant step towards establishing network penetration of the U.S. Hispanic market,” said Alex Aleman, VP of Operations of MegaTV. “The station will play an important role in the growth of our TV business — KTBU-TV will allow us to provide the growing Hispanic population of Houston with a new Spanish language television alternative.”
Among the programs that Mega TV will be airing locally on KTBU-TV starting August 2nd are:
•	“A Tacon Quita’o” — an original talk and commentary show hosted by three talented, energetic (and international) Latinas Alba Roversi, Amara and Marjorie Rubio. In this funny, intelligent entertaining afternoon offering, the hosts and guests discuss anything and everything that’s important to today’s modern Latina viewer.
•	“Paparazzi Magazine” — Up-to-the minute celebrity news with the latest gossip from Mexico, Latin America and the U.S. Find out what’s happening in the entertainment world including the latest musical releases, Hispanic and Hollywood movies, upcoming concerts and the latest fashion trends, hosted by Orietta De Luque, Allan Villafaña and Eduardo Antonio.
•	“Sobre Mis Pasos: Edicion Especial” — The latest in a docu-series of penetrating investigative reports that has led Tony Cortes into the world of human trafficking and illegal immigration. This new venture takes Tony places where few have dared to go as he follows in the footsteps of immigrants trying to smuggle their way into the United States and experiences their do-or-die trials and tribulations.

•	“Esta Noche Tu Night”- In the tradition of big-budget variety shows, Esta Noche Tu Night features live audience participation, comedy skits, celebrity interviews and musical guests, accompanied by the ENTN orchestra. The charismatic comedian/host, Alexis Valdes, attracts a loyal following with his innovative comedic style and hilarious interviewing skills.
•	“Bayly” -The controversial, witty and irreverent writer and journalist, Jaime Bayly, now hosts a “late night” style show featuring interviews of renowned personalities from around the globe.
•	Sports - To complement our original programming, we have the best in sports coverage with ESPN Deportes in our Sports Saturday programming block from 6PM to 10PM. Sports fans and adrenaline junkies alike can now turn to MegaTV for the best in sports entertainment.
•	Novelas & Series - MegaTV is also proud to present our exclusive first-run novella “Chepe Fortuna”, a top-of-the-line production from RCN TV in Colombia.
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About Spanish Broadcasting System, Inc.
Spanish Broadcasting System, Inc. is the largest publicly traded Hispanic-controlled media and entertainment company in the United States. SBS owns and/or operates 21 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Tropical, Mexican Regional, Spanish Adult Contemporary and Hurban format genres. SBS operates 3 of the top 6 Spanish-language stations in the nation including the #1 Spanish station in America, WSKQ-FM in New York City. The Company also owns and operates MegaTV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events and operates LaMusica.com, a bilingual Spanish-English online site providing content related to Latin music, entertainment, news and culture. The Company’s corporate Web site can be accessed at www.spanishbroadcasting.com.
This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.
Media Contacts:

Analysts and Investors	Media & Press
Joseph A. García	Vladimir Gomez
Chief Financial Officer	Director of Marketing & Communications
(305) 441-6901	(305) 644-4817

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